As filed with the Securities and Exchange Commission on January 28, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 28, 2004

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdication of incorporation)	0-15829 (Commission File Number)	56-1355866 (IRS Employer Identification No.)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits.

              (c) Exhibits.

                    Exhibit No.

                           99                    Notice of Blackout Period to Directors and Executive Officers of
                                                    First Charter Corporation

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On January 28, 2004, First Charter Corporation sent a notice to its directors and executive officers informing them of a blackout period in the First Charter Corporation Retirement Savings Plan (the "Plan") beginning on February 27, 2004 and ending March 8, 2004 (the "Blackout Period") that will temporarily prevent participants in the Plan from engaging in transactions in First Charter Corporation common stock in their individual accounts. During the Blackout Period, participants in the Plan will be unable to make any changes to the investments in their individual accounts (e.g., rebalance or transfer amounts among funds), obtain loans from the Plan or obtain a distribution from the Plan. The Blackout Period is necessary in order to make changes to the record keeping system for the Plan.

Inquiries concerning the Blackout Period should be directed to Michael B. Ottinger, 10200 David Taylor Drive, Charlotte, North Carolina 28262-2373, telephone number 1-800-422-4650, ext. 4342.

A copy of the notice transmitted to the directors and executive officers of First Charter Corporation is set forth in Exhibit 99 hereto and is incorporated by reference into this Item.

First Charter Corporation received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 on January 27, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                  FIRST CHARTER CORPORATION

                                                                                   By: /s/ ROBERT O. BRATTON
                                                                                              Robert O. Bratton
                                                                                              Executive Vice President and Chief Financial
                                                                                              Officer

Dated: January 28, 2004

EXHIBIT INDEX

Exhibit No.               Description

       99.                      Notice of Blackout Period to Directors and Executive Officers of
                                   First Charter Corporation